Exhibit 21. McDONALD’S CORPORATION SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary (State or Country of Incorporation)

Domestic Subsidiaries

Boston Market Corporation (Delaware)

Chipotle Mexican Grill, Inc. (Delaware)

Franchise Realty Investment Trust - Illinois (Delaware)

Golden Arches Limited Partnership (Delaware)

McDonald’s AMEA, LLC (Delaware)

McDonald’s Deutschland, Inc. (Delaware)

McDonald’s Development Italy, Inc. (Delaware)

McDonald’s Europe, Inc. (Delaware)

McDonald’s International Property Company, Ltd. (Delaware)

McDonald’s Latin America, LLC (Delaware)

McDonald’s Real Estate Company (Delaware)

McDonald’s Restaurant Operations, Inc. (Delaware)

McDonald’s Sistemas de Espana, Inc. (Delaware)

McDonald’s USA, LLC (Delaware)

McDonald’s Ventures, LLC (Delaware)

Foreign Subsidiaries

Arras Comercio de Alimentos Ltda. (Brazil)

McDonald’s Australia Holding Limited (Australia)

McDonald’s Australia Limited (Australia)

McDonald’s Comercia de Alimentos Ltda. (Brazil)

McDonald’s Danmark A/S (Denmark)

McDonald’s France, S.A. (France)

McDonald’s GmbH (Germany)

McDonald’s Immobilien GmbH (Germany)

McDonald’s Inmobiliaria de Mexico S. de R.L. de C.V. (Mexico)

McDonald’s LLC (Russia)

McDonald’s Nederland B.V. (Netherlands)

McDonald’s Polska Sp.zo.o. (Poland)

McDonald’s Real Estate LLP (United Kingdom)

McDonald’s Restaurants (Hong Kong) Ltd. (Hong Kong)

McDonald’s Restaurants (New Zealand) Ltd. (New Zealand)

McDonald’s Restaurants (Taiwan) Co., Ltd. (Taiwan)

McDonald’s Restaurants Limited (United Kingdom)

McDonald’s Restaurants of Canada Limited (Canada)

McDonald’s Suisse Franchise Sarl (Switzerland)

Moscow-McDonald’s (Russia)

Restaurantes McDonald’s, S.A. (Spain)

Sistemas McDonald’s Portugal Limitada (Portugal)

Svenska McDonald’s AB (Sweden)

Svenska McDonald’s Development AB (Sweden)

The names of certain subsidiaries have been omitted as follows:

(a)	49 wholly-owned subsidiaries of McDonald’s USA, LLC, each of which operates one or more McDonald’s restaurants within the United States.

(b)	Additional subsidiaries, including some foreign, other than those mentioned in (a), because considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

58	McDonald’s Corporation